AMENDMENT TO CUSTODIAN AND TRANSFER AGENT AGREEMENT

THIS AMENDMENT TO CUSTODIAN AND TRANSFER AGENT AGREEMENT

(this “Amendment”) is made as of December 22, 2025 by and between RAYLIANT FUNDS TRUST (the “Fund”), an open-end management investment company organized as a Delaware statutory trust, on behalf of each of its series, separately and not jointly, listed on Appendix A to this Agreement, as may be amended from time to time (each a “Portfolio” and collectively the “Portfolios”), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. and/or, when referring to BBH&Co. in its capacity as custodian, the Custodian, and/or when referring to BBH&Co. in its capacity as transfer agent, TA). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement (defined below).

WHEREAS, BBH&Co. and the Fund entered into a Custodian and Transfer Agent Agreement, dated as of June 30, 2025 (as amended, modified and/or supplemented to date, the “Agreement”); and

WHEREAS, BBH&Co. and the Fund desire to amend the Agreement as set forth herein, in order to identify the separate Portfolios of the Fund as listed on Appendix A to the Agreement, as updated from time to time.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, BBH&Co. and the Fund hereby agree as follows:

A.	Amendments to the Agreement

1.	The Agreement is hereby amended in the introductory paragraph thereto, by deleting the introductory paragraph in its entirety and substituting in its place the following paragraph:

“THIS AGREEMENT (this Agreement), dated as of June 30, 2025, by and between RAYLIANT FUNDS TRUST (the “Fund”), an open-end management investment company organized as a Delaware statutory trust and registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940 (the “1940 Act”), on behalf of each of its series, separately and not jointly, listed on Appendix A to this Agreement, as may be amended from time to time (each a “Portfolio” and collectively the “Portfolios”), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. and/or, when referring to BBH&Co. in its capacity as custodian, the Custodian, and/or when referring to BBH&Co. in its capacity as transfer agent, TA). For purposes of this Agreement, reference hereafter to the “Fund” shall mean the Fund for itself and/or its respective Portfolio(s), as the context requires.”

2.	The Appendix A attached to this Amendment shall be added to the Agreement immediately following the signature page to the Agreement, and hereafter incorporated as Appendix A to the Agreement.

B.	Miscellaneous

1.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the
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date hereof and are hereby extended to give effect to the terms hereof.

2.	This Amendment shall be governed and construed in accordance the governing law and jurisdiction provisions of the Agreement.
3.	This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic mail transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized representatives to execute this Amendment to the Agreement, effective as of the first date written above.

BROWN BROTHERS HARRIMAN & CO.                  RAYLIANT FUNDS TRUST

By:/ s/ Kate Ahalt                                                             By: /s/ David Scott

                  Name: David Scott

Name: Kate Ahalt                                                            Title: Chairman and Trustee

Title: Managing Director

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APPENDIX A

TO THE

CUSTODIAN AND TRANSFER AGENT AGREEMENT

DATED AS OF JUNE 30, 2025

Updated as of December 22, 2025

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